As filed with the Securities and Exchange Commission on September 1, 2023

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g)
OF THE SECURITIES EXCHANGE ACT OF 1934

NEWTEKONE, INC.
(Exact Name of Registrant as specified in its charter)

Maryland	46-3755188
(State or other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

4800 T Rex Avenue, Suite 120 Boca Raton, Florida	33431
(Address of principal executive office)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
8.00% Fixed Rate Senior Notes due 2028	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates (if applicable): 333-269452
Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.
Descriptions of the 8.00% Fixed Rate Senior Notes due 2028 (the “Notes”) of NewtekOne, Inc. (the “Registrant”) are contained in a prospectus dated July 27, 2023, constituting part of the Registrant’s registration statement on Form S-3 (File No. 333-269452), relating to the Notes (the “Prospectus”), and a supplement to the Prospectus dated August 24, 2023 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Prospectus Supplement”). The descriptions of the Notes set forth under the headings “Description of Our Debt Securities” and “Description of the Notes,” respectively, in the Prospectus and Prospectus Supplement are each incorporated herein by reference and made part of this registration statement in their entirety.
Item 2. Exhibits.

Exhibit Number	Description

3.1
Amended and Restated Articles of Incorporation of NewtekOne, Inc. (incorporated by reference to Exhibit A to NewtekOne, Inc.’s Pre-Effective Amendment No. 3 to its Registration Statement on Form N-2, No. 333-191499, filed November 3, 2014).

3.2
Articles of Amendment to the Amended and Restated Articles of Incorporation of NewtekOne, Inc. (incorporated by reference to Exhibit 99.1 of NewtekOne, Inc.’s Current Report on Form 8-K, filed January 17, 2023).

3.3
Articles Supplementary to the Amended and Restated Articles of Incorporation of NewtekOne, Inc. (incorporated by reference to Exhibit 3.1 to NewtekOne, Inc.’s Current Report on Form 8-K filed February 7, 2023).

3.4	Amended Bylaws of NewtekOne, Inc. (incorporated by reference to Exhibit 99.1 of NewtekOne, Inc.’s Current Report on Form 8-K, filed January 24, 2023).

4.1
Base Indenture, dated as of August 31, 2023, between NewtekOne, Inc. and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.1 to NewtekOne, Inc.’s Form 8-K filed on August 31, 2023).

4.2
First Supplemental Indenture, dated as of August 31, 2023, between NewtekOne, Inc. and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.2 to NewtekOne, Inc.’s Form 8-K filed on August 31, 2023).

4.3	Form of 8.00% Fixed Rate Senior Notes due 2028 (included as part of Exhibit 4.2).

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NEWTEKONE, INC.

By:	/s/ Barry Sloane
Name:	Barry Sloane
Title:	Chairman and Chief Executive Officer
Date: September 1, 2023